UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Schumm and Anthony Raab to Board of Directors

On September 30, 2020, the board of directors (the “Board”) of Senseonics Holdings, Inc. (the “Company”) appointed Robert Schumm and Anthony Raab to serve as directors of the Company, which appointments became effective on October 1, 2020. Mr. Schumm will serve as a Class I director whose term will expire at the 2023 annual meeting of stockholders. Mr. Raab will serve as a Class II director whose term will expire at the 2021 annual meeting of stockholders.

There is no family relationship between Mr. Schumm, Mr. Raab and any of the Company’s other directors or executive officers. Mr. Schumm was appointed as a director pursuant to that certain Investor Rights Agreement (the “PHC IRA”), dated August 9, 2020, by and between the Company and PHC Holdings Corporation (“PHC”). Mr. Raab was appointed as a director pursuant to that certain Investor Rights Agreement (the “Masters IRA”), dated August 9, 2020, by and between the Company and Masters Special Situations, LLC (“Masters”). The PHC IRA and the Masters IRA are more fully described in the Company’s Current Report on 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2020 and the descriptions thereof are qualified in their entirety by reference to copies of the PHC IRA and Masters IRA, which are filed as exhibits to the Company’s Form 8-K/A filed with the SEC on August 31, 2020.

More information about Mr. Schumm and Mr. Raab is set forth below:

Robert Schumm, age 54, has served as the President and Chief Executive Officer of Ascensia Diabetes Care AG and has led the Diabetes Management Domain for PHC Group since October 2019. Mr. Schumm has also served as the President of Ascensia Diabetes Care US, Inc. since January 2016. Prior to joining Ascensia, Mr. Schumm held roles of increasing responsibility at Bayer Healthcare LLC from 1996 to January 2016, most recently serving as the Vice President, Global Marketing from 2013 to January 2016. Mr. Schumm holds a bachelor’s degree in psychology from Princeton University and an M.B.A. in Marketing and International Business from New York University’s Stern School of Business.

As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2020, on August 9, 2020, the Company entered into a Collaboration and Commercialization Agreement with Ascensia Diabetes Care Holding AG (“Ascensia”), an affiliate of Ascensia Diabetes Care AG, pursuant to which the Company has granted Ascensia the right to distribute Eversense, Eversense XL and the new Eversense 180-day product in the global market for an initial term of five years, subject to exceptions as set forth in the agreement. Pursuant to the agreement, Ascensia will receive a portion of net revenue at specified tiered percentages ranging from the mid-teens to the mid-forties based on levels of global net revenues. Ascensia is obligated to achieve specified minimum annual revenue targets and meet specified levels of sales and marketing spend. Ascensia will purchase Eversense, Eversense XL and the new Eversense 180-day product from the Company at prices to be negotiated based on parameters set forth in the agreement. Under the agreement, the Company will be responsible for product development and manufacturing, including regulatory submissions, approvals and registrations, and Ascensia will be responsible for sales, marketing, market access, patient and provider onboarding and customer support.

In addition, on August 9, 2020, the Company entered into a financing agreement pursuant to which the Company issued $35.0 million in aggregate principal amount of Senior Secured Convertible Notes due in October 2024 (the “2024 Notes”), to Ascensia’s parent company, PHC Holdings Corporation (“PHC”). The Company also issued 2,941,176 shares of common stock to PHC as a financing fee, which had a value of $1.4 million based on the closing price on August 9, 2020. The Company also has the option to sell and issue PHC up to $15.0 million of convertible preferred stock on or before December 31, 2022, contingent upon receipt of any stockholder approval required by the listing rules of the NYSE American and obtaining approval for the 180-day Eversense product for marketing in the United States before such date.

In consideration of Mr. Schumm’s relationship with Ascensia, he will not receive compensation in his capacity as director of the Company.

Anthony Raab, age 40, is a co-founder of Masters Special Situations, LLC (“Masters”), and has served as a Senior Analyst at Masters Capital Management since 2015. He received his B.A. in economics with a certificate in markets and management from Duke University in 2003.

As more fully described in the Company’s 8-K filed with the SEC on August 10, 2020, on August 9, 2020, the Company entered into a Stock Purchase Agreement with Masters. Pursuant to the Stock Purchase Agreement, the Company issued and sold to Masters 3,000 shares of Series A Preferred Stock, at a price of $1,000.00 per share in an initial closing. In addition, Masters or their assignees have the option to purchase up to an additional 27,000 shares of Series A Preferred Stock at a price of $1,000.00 per share in a subsequent closing, subject to the terms and conditions of the Stock Purchase Agreement, upon the later to occur of 90 days following the initial closing or the date 10 days after the Company receives stockholder approval to increase its authorized common stock by an amount sufficient to permit conversions of the Series A Preferred Stock, but in any event no later than 150 days after the initial closing, and subject to specified conditions.

In addition, on September 26, 2020, the Company entered into a consulting agreement with Masters, pursuant to which Masters has agreed to provide consulting and advisory services to the Company in exchange for a consulting fee of $150,000 per year (the “Consulting Agreement”). The Consulting Agreement has an initial term through September 26, 2022.

On October 1, 2020, Mr. Raab was granted a restricted stock unit for 273,077 shares of the Company’s common stock, which will vest in full on October 1, 2021, subject to Mr. Raab’s continuous service through such date. In addition, Mr. Raab will be eligible for an annual retainer of $37,500 for his service as director pursuant to the Company’s non-employee director compensation policy.

Mr. Schumm and Mr. Raab have also each entered into the Company’s standard form of indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	SENSEONICS HOLDINGS, INC.

	By:	/s/ Nick Tressler
	Name:	Nick Tressler
	Title:	Chief Financial Officer